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                                                                    Exhibit 10.2

                              FULL RECOURSE NOTE
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$________                                                   __________  __, 2001

          FOR VALUE RECEIVED, __________ (the "Borrower"), hereby
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unconditionally promises to pay to the order of CBRE Holding, Inc., a Delaware corporation. (the "Company"), or its registered assigns, the aggregate principal
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amount of________________ Dollars ($____________), in lawful money of the United
States of America and in immediately available funds (the "Loan"). All
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capitalized terms not otherwise defined herein shall have the meanings given to them in the Designated Manager Subscription Agreement, dated as of ___________ ___, 2001 (the "Agreement"), between the Company and the Borrower.
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          The Borrower has agreed to purchase shares of the Company's Class A
Common Stock, par value $0.01 per share (the "Equity Interest"), and has
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requested that the Company make the Loan to the Borrower as a portion of the purchase price of the Equity Interest.

          1.  Interest and Payment.
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              (a)  Interest shall accrue on the principal amount hereof at an annual rate of ten percent (10%), compounded annually, and shall be payable in cash on each March 31, June 30, September 30 and December 31 prior to the payment in full of all unpaid principal and accrued and unpaid interest thereon. All accrued and unpaid interest, together with all unpaid principal, if not sooner paid, shall be due and payable on the earliest of (i) the ninth anniversary of the date first above written; (ii) if the Borrower's employment with the Company is terminated (x) 30 days following the date of such termination of employment if the Borrower's employment was terminated for any reason not described in clause (y), or (y) 180 days following the date of such termination of employment if the Borrower's employment was terminated by the Company without Cause, by the Borrower for Good Reason or as a result of the Borrower's death or disability, provided, however, that if the Borrower timely
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delivers a Sale Notice pursuant to Section 2.9 of the Agreement and the Company fails to purchase the Note Repayment Shares on the Note Repayment Date pursuant to Section 2.9 of the Agreement, the periods set forth in the preceding clauses
(x) and (y), solely with respect to that portion of the Loan then due and payable that otherwise would be repaid by the Borrower with the proceeds from the purchase of the Note Repayment Shares, shall be extended until such time as the Company shall have performed such obligation in full; (iii) the acceleration of the maturity of the Loan (as provided herein); and (iv) the Borrower's receipt of any proceeds (in cash or in kind) upon the sale, exchange or other disposition of the Equity Interest subject to the Pledge Agreement securing Borrower's obligations under this Note; provided that in the case of an event
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described in this clause (iv), the amount of unpaid principal and accrued and unpaid interest of the Loan which shall become due and payable as a result of such event shall be limited to the Net Proceeds received by the Borrower in connection with such sale, exchange or disposition. Any overdue amount shall bear interest at the rate of twelve percent 12% per annum, compounded annually.

              (b) Notwithstanding the foregoing, in the event of the Borrower's death or permanent disability (as defined below), the amount of the Loan due and payable as set forth in Section 1(a)(ii)(y) above shall be limited to the Pledged Interests as defined in the Borrower's Pledge Agreement. Disability occurs when the Borrower becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform
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Borrower's duties (such incapacity is hereinafter referred to as "Disability").
Any question as to the existence of the Disability of Borrower as to which Borrower and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Borrower and the Company. If Borrower and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Borrower shall be final and conclusive for all purposes of the Agreement.

          2.  Acceleration. (a) In the event that the Borrower commences an
              ------------
action under any law relating to bankruptcy, insolvency or relief of debtors, there is commenced against the Borrower an action under any such law which results in the entry of an order for relief or such action remains undismissed for a period of 60 days or the Borrower otherwise becomes insolvent, the obligation of the Borrower hereunder shall automatically be accelerated and (b) in the event that the Borrower defaults in any payment obligation hereunder or in any agreement contained in the Pledge Agreement, the Company may accelerate this Loan and may, by written notice to the Borrower, declare the entire unpaid outstanding principal amount and all such accrued and unpaid interest thereon to be immediately due and payable and, thereupon, in the case of each of clause (a) and (b), the unpaid outstanding principal amount and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. The failure of the Company to accelerate this Loan shall not constitute a waiver of any of the Company's rights under this Loan as long as any of the events described in this section continue.

          3.  Pledge Agreement. The obligations of the Borrower hereunder are
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secured pursuant to the Pledge Agreement dated the date hereof made by the
Borrower to the Company.

          4.  Miscellaneous. To the extent permitted by law, the Borrower hereby
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waives diligence, presentment, demand, demand for payment, notice of non-
payment, notice of dishonor, protest and notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

          No waiver or modification of the terms of this Note shall be valid unless in writing signed by the Company and then only to the extent therein set forth.

          This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
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          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered on the day and year first above written.




                                       ___________________________________
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